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                                                                   EXHIBIT 99.13

                        CONSENT OF NOMINATED DIRECTORS

     The undersigned hereby consents to his nomination to serve on the Board of Directors of Infoseek Corporation and to all references to said nomination included in or made a part of this Proxy Statement and Registration Statement.






Burbank, California                             /s/ Jake Winebaum
October 8, 1998                                 ----------------------------
                                                Jake Winebaum